FOR IMMEDIATE RELEASE

KRISPY KREME EXPANDS SHARE REPURCHASE AUTHORIZATION
BY $25 MILLION TO $105 MILLION

WINSTON-SALEM, N.C., September 17, 2014 - Krispy Kreme Doughnuts, Inc. (NYSE: KKD) announced today that its Board of Directors has Directors increased the Company’s current share repurchase program from $80 million to $105 million. The current authorization was originally approved by the Company’s Board of Directors in July 2013, and was increased from $50 million to $80 million earlier this year. Including the increase announced today, there is approximately $50 million remaining for future purchases under the program.

Repurchases may be made from time to time in either open market or private transactions, in accordance with Securities and Exchange Commission requirements. As of August 3, 2014, the Company had approximately 64 million shares outstanding.

"We view this additional repurchase authorization as an affirmation of our positive outlook for the future,” commented James H. Morgan, Executive Chairman. “We are confident we have the capital resources to continue to implement and expand the scope of our systemwide growth plans. While we always seek to first deploy cash to grow the business, we will complement that usage, as appropriate, with other means of increasing shareholder value. The repurchase authorization announced today reflects our desire to further enhance shareholder returns when our cash flow generation exceeds our current needs and when doing so is in the best interests of our shareholders."

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 880 Krispy Kreme shops in more than 20 countries around the world. Connect with Krispy Kreme at www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our domestic and international growth strategies; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; increased costs or other effects of new government regulations relating to healthcare benefits; and risks associated with the use and implementation of information technology. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Krispy Kreme Contacts:

Media:	Investor Relations:

Lafeea Watson	Anita K. Booe
(336) 726-8878	(336) 703-6902
lwatson@krispykreme.com	abooe@krispykreme.com